AGREEMENT
                                    ---------


This Agreement made and entered into this _____ day of ___________, 2002, by and between JOHN R. BLACKBURN (hereinafter referred to as "Owner") and POMEROY SELECT INTEGRATION SOLUTIONS, INC., a Delaware corporation (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H :

WHEREAS, simultaneously with the execution of this Agreement, Purchaser entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with VERITY SOLUTIONS, LLC, an Ohio limited liability company ("Company), for the acquisition of substantially all of the assets of Company relating to Companys business of being a full service provider of a variety of information technology consulting service and support solutions, including module or full suite implementations, functional configuration, custom development, applications training, version upgrades, database management support and data warehousing and reporting solutions; and

WHEREAS, Owner owns One Hundred Percent (100%) of the outstanding membership interest of Company; and

WHEREAS, Purchaser would not have entered into the Asset Purchase Agreement with Company without the consent of Owner to enter into this covenant not to compete agreement; and

WHEREAS, pursuant to Section 7.1 and Exhibit J-1 of said Asset Purchase Agreement, Owner agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and in consideration of the execution and closing of the Asset
Purchase  Agreement,  the  parties  hereto  agree  as  follows:

1. As an inducement for Purchaser to enter into the Asset Purchase Agreement with Company (100% of the membership interest which is owned by Owner), Owner covenants and agrees that for a period equal to the later of four (4) years from the closing of the Asset Purchase Agreement of even date or one
     (1) year after the termination of Owners employment with Purchaser pursuant to the terms of an Employment Agreement of even date, but no later than one
     (1) year after termination of employment if Owners employment is terminated without cause, Owner will not, or with any other person, corporation or entity, directly or indirectly,


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     by  stock  or  other  ownership,  investment,  management,  employment  or otherwise,  or  in  any  relationship  whatsoever:

     (a) Solicit, divert or take away or attempt to solicit, divert or take away, any of the business, clients, customers or patronage of Purchaser or any affiliate or subsidiary thereof relating to the Business of Purchaser, as defined below; or

     (b) Attempt to seek or cause any clients or customers of Purchaser or any such affiliate or subsidiary relating thereto to refrain from continuing their patronage of the Business of Purchaser; or

     (c) Engage in the Business of Purchaser in any state in which Purchaser or its subsidiaries or affiliates has an office and conducts Business during the term of this Agreement. A list of the states in which Purchaser and its subsidiaries or affiliates currently transact business is attached hereto as Exhibit A; or

     (d) Knowingly employ or engage, or attempt to employ or engage, in any capacity, any person in the employ of the Purchaser or any affiliate or subsidiary; or

     (e) Nothing in this Agreement shall prohibit Owner from owning or purchasing less than five percent (5%) of the outstanding stock of any publicly-traded company whose stock is traded on a nationally or regionally recognized stock exchange or is quoted on NASDAQ or the OTC bulletin board.

     For purposes of this Section, the Business of Purchaser shall mean any person, corporation, partnership or other legal entity engaged, directly or indirectly, through subsidiaries or affiliates, in the following line of business:

     (i) The providing of a variety of information technology consulting service and support solutions, including module or full suite implementations, functional configuration, custom development, applications training, version upgrades, database management support and data warehousing and reporting solutions;

     (ii) Distributing of computer hardware, software, peripheral devices, and related products and services to other entities or persons engaged in any manner in the business of the distribution, sale, resale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;


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
   (iii) Sale or servicing, whether at the wholesale or retail level, or leasing or renting, of computer hardware, software, peripheral devices or related products;

     (iv) Sale, servicing or supporting of microcomputer products and microcomputer support solutions and computer integration products, peripheral devices and related products, and the sale of networking services;

     (v) Providing of integrated desktop management and network services including life cycle services, internetworking services, and end user support services; and

     (vi) Any other business activity which can reasonably be determined to be competitive with the principal business activity being engaged in by Purchaser or any of its subsidiaries.

     Owner has carefully read all the terms and conditions of this Paragraph 1 and has given careful consideration to the covenants and restrictions imposed upon Owner herein, and agrees that the same are necessary for the reasonable and proper protection of Owner's Business acquired by Purchaser and have been separately bargained for and agrees that Purchaser has been induced to enter into the Asset Purchase Agreement and pay the consideration described in Paragraph 2 by the representation of Owner that he will abide by and be bound by each of the covenants and restrictions herein; and Owner agrees that Purchaser is entitled to injunctive relief in the event of any breach of any covenant or restriction contained herein in addition to all other remedies provided by law or equity. Owner hereby acknowledges that each and every one of said covenants and restrictions is reasonable with respect to the subject matter, the length of time and geographic area embraced therein, and agrees that irrespective of when or in what manner this agreement may be terminated, said covenants and restrictions shall be operative during the full period or periods hereinbefore mentioned and throughout the area hereinbefore described.

     The parties acknowledge that this Agreement, which Agreement is ancillary to the main thrust of the Asset Purchase Agreement, is being entered into to protect the legitimate business interests of Purchaser, including, but not limited to, (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets;
     (iii) substantial relationships with specific prospective or existing customers or clients; (iv) client or customer good will associated with an on-going business by way of trade name, trademark, or service mark, a specific geographic location, or a specific marketing or trade area; and
     (v)


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
     extraordinary or specialized training. In the event that any provision or portion of Paragraph 1 shall for any reason be held invalid or unenforceable, it is agreed that the same shall not affect the validity or enforceability of any other provision of Paragraph 1 of this Agreement, but the remaining provisions of Paragraph 1 of this Agreement shall continue in force and effect; and that if such invalidity or unenforceability is due to the reasonableness of the line of business, time or geographical area covered by certain covenants and restrictions contained in Paragraph 1, said covenants and restrictions shall nevertheless be effective for such line of business, period of time and for such area as may be determined by arbitration or by a Court of competent jurisdiction to be reasonable.

2. The consideration for Owner's covenant not to compete shall be One Dollar ($1.00) and other valuable consideration, including the consideration paid by the Purchaser to Company pursuant to an Asset Purchase Agreement to which Owner is a party of even date herewith.

3. The terms and conditions of this Agreement shall be binding upon the Owner and Purchaser, and their successors, heirs and assigns.

4. This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                       -----------------------------------------
                                       JOHN R. BLACKBURN


                                       POMEROY SELECT INTEGRATION
                                       SOLUTIONS, INC.


                                       By:
                                          --------------------------------------


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
                                    EXHIBIT A
                                   ----------

                            STATES IN WHICH PURCHASER
                            AND/OR ITS PARENT COMPANY
                          AND/OR SUBSIDIARIES OR OTHER
                          AFFILIATES TRANSACT BUSINESS



     1.     Alabama
     2.     Arkansas
     3.     California
     4.     Florida
     5.     Georgia
     6.     Indiana
     7.     Illinois
     8.     Iowa
     9.     Kansas
     10.    Kentucky
     11.    Maryland
     12.    Massachusetts
     13.    Michigan
     14.    Minnesota
     15.    Mississippi
     16.    Missouri
     17.    North Carolina
     18.    Ohio
     19.    Oklahoma
     20.    Pennsylvania
     21.    South Carolina
     22.    Tennessee
     23.    Texas
     24.    Virginia
     25.    West Virginia